Exhibit 23.9

CONSENT OF BEAR, STEARNS & CO. INC.

     We hereby consent to the use in the Registration Statement of Wizards-Patriots Holdings, Inc. on Form S-4 and in the Joint Proxy Statement/Prospectus of Metrocall Holdings, Inc. and Arch Wireless, Inc., the form of which is part of the Registration Statement, of our opinion dated March 28, 2004, appearing as Annex F to such Joint Proxy Statement/Prospectus, to the description therein of such opinion and to the references to our name contained therein under the headings “Summary of the Joint Proxy Statement/Prospectus”, “The Merger–Background of the Merger”, “The Merger–Arch’s Reasons for the Merger” and “The Merger–Opinion of Arch’s Financial Advisor”. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

Bear Stearns & Co.

	By:	/s/ H. C. Charles Diao
New York, New York
May 20, 2004